Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Premiere Publishing Group, Inc.

         We hereby consent to the inclusion in this Registration Statement on Form SB-2 for Premiere Publishing Group, Inc. of our report dated September 20, 2005, relating to the financial statements of Premiere Publishing Group, Inc. as of August 31, 2005 and for the period March 25, 2005 (inception) to August 31, 2005, which appears in such Registration Statement. We also consent to the reference to us under the caption "Experts" in such Registration Statement.


                                                /s/ E. Randall Gruber, CPA, P.C.

                                                E. RANDALL GRUBER, CPA, P.C.

November 28, 2005